Exhibit 99.2

CITIBANK CREDIT CARD MASTER TRUST I

DESIGNATION OF APPLICABLE MARGIN FOR SERIES 2009

February 5, 2010

Reference is hereby made to the Citibank Credit Card Master Trust I Series 2009 Credit Card Participation Certificate and the related Series 2009 Supplement dated as of May 1, 2009 (the “Series 2009 Supplement”), to the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, as amended through the date hereof (the “Pooling and Servicing Agreement”), each among Citibank (South Dakota), National Association, as Seller and Servicer, and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement or the Series 2009 Supplement, as applicable.

In accordance with the definition of “Applicable Margin” in the Series 2009 Supplement, the Seller and the Series 2009 Certificateholder hereby notify the Trustee that the “Applicable Margin” for the Interest Period beginning on the February 2010 Distribution Date and for each Interest Period thereafter shall be 8.63% unless and until the Seller and the Series 2009 Certificateholder designate a different “Applicable Margin” by notice to the Trustee.

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,
                     as Seller and sole Series 2009 Certificateholder

              By:  /s/ Douglas C. Morrison
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             Douglas C. Morrison
             Vice President

The Trustee hereby acknowledges receipt of the attached notice regarding the Designation of Applicable Margin for Series 2009 dated February 5, 2010.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
  as Trustee

By:  /s/ William Schwerdtman
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William Schwerdtman
Associate

By:  /s/ Maria Inoa
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Maria Inoa
Associate

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